                                                                    EXHIBIT 10.6

                               EXTENSION AGREEMENT

         THIS EXTENSION AGREEMENT is entered into as of the 6th day of August, 2003, by and between ProLogis North Carolina Limited Partnership (the "Landlord") and Glas-Craft, Inc. (the "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the 6th day of October, 1998, and further modified in that certain First Amendment to Lease dated as of the 28th day of January, 2000, pursuant to which Landlord leased to Tenant certain premises located at 5845 W. 82nd Street, Suite 102, Indianapolis, IN 46278 (such lease, as heretofore and hereafter modified, being herein referred to as the "Lease").

         WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

         1. Effective February 1, 2004 (the "Effective Date") the term of the Lease shall be extended for sixty (60) months, such that the Lease shall terminate on the 31st day of January, 2009. All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Base Rent shall be $17,066.67 during such extension.

         2. As of the Effective Date, the Base Year shall be revised to reflect 2004 actual levels.

         3. The Turnkey Construction language attached hereto shall be incorporated into the Lease as Addendum C.

         4. The Renewal Option language attached hereto shall be incorporated into the Lease as Addendum D.

         5. The Cap on Controllable Operating Expenses language attached hereto shall be incorporated into the Lease as Addendum E.

         6. Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect.

         7. Any obligation or liability whatsoever of ProLogis North Carolina Limited Partnership, a Maryland Real Estate Investment Trust, which may arise at any time under the Lease or this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of the contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Extension Agreement as of the day and year first above written.

                                 LANDLORD:
                                 ProLogis North Carolina Limited Partnership
                                 By:ProLogis-North Carolina (1) Incorporated,
                                    its general partner

                                 By:    /s/ Daryl H. Mechem
                                     ----------------------
                                 Name:  Daryl H. Mechem
                                 Title: Senior Vice President

                                 TENANT:

                                 Glas-Craft, Inc.

                                 By:    /s/ Robert Pawlak
                                     --------------------
                                 Name:  Robert Pawlak
                                 Title: CFO

                                   ADDENDUM C

                                  CONSTRUCTION
                                    (TURNKEY)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED 8/6/03 BETWEEN
                   ProLogis-North Carolina Limited Partnership
                                       and
                                Glas-Craft, Inc.

         (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "Initial Improvements") specified below:

                  1. Install new 26 oz. direct glue down carpeting or VCT tile in the areas shown on the attached Exhibits D1 and D2. Landlord shall move and put back in place all office furniture. Tenant must remove all office equipment prior to furniture move.

                  2. Replace up to five (5) gas fired hanging unit heaters in the warehouse area.

         (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

         (c) Landlord shall proceed with and complete the construction of the Initial Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. The Initial Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager)("Construction Manager"), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to the Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Initial Improvements, including the Commencement Date, the certificate of the Construction manager shall be conclusive absent manifest error.

         (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was cause by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

         (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                   ADDENDUM D

                          ONE RENEWAL OPTION AT MARKET

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED 8/6/03 BETWEEN
                   ProLogis-North Carolina Limited Partnership
                                       and
                                Glas-Craft, Inc.

         (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 2 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called "Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

         (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 6 moths prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

         (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

         (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

         (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

         (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

         (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

         (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

                                   ADDENDUM E

                     CAP ON CONTROLLABLE OPERATING EXPENSES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                              DATED 8/6/03 BETWEEN
                   ProLogis-North Carolina Limited Partnership
                                       and
                                Glas-Craft, Inc.

         Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more the eight percent (8%) per annum, compounded annually on a cumulative basis from the 2004 Base Year level. For purposes of this Addendum, Controllable Operating Expenses shall mean all Operating Expenses as set forth in Paragraph 6 of the Lease, except for taxes, insurance premiums, utility costs and snow removal. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.